Granite Point Mortgage Trust Inc. Reports Third Quarter 2021
Financial Results and Post Quarter-End Update

NEW YORK, November 8, 2021 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended September 30, 2021, and provided an update on its activities subsequent to quarter-end. A presentation containing third quarter 2021 financial highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

Third Quarter 2021 Activity
•GAAP net income of $18.6 million, or $0.34 per basic share, including a release of prior CECL reserves of $5.8 million, or approx. $0.11 per basic share.
•Distributable Earnings(1) of $5.1 million, or $0.09 per basic share, inclusive of a $(9.7) million, or $(0.18) per basic share, write-off related to the resolution of a hotel loan.
•Book value of $17.33 per common share, inclusive of $(0.88) per share of allowance for credit losses.
•Declared and paid a cash dividend of $0.25 per common share for the third quarter of 2021.
•At September 30, 2021, carried a total allowance for credit losses of $47.4 million (or 1.16% of total loan commitments).
•Closed eight loans with $311.7 million of total commitments and $289.3 million of initial fundings.
•Funded an additional $35.2 million of principal balance on existing loan commitments.
•Received loan repayments and principal amortization of $290.5 million in UPB.
•Portfolio comprised of 100% loans with an outstanding principal balance of $3.7 billion and $4.1 billion in total commitments, comprised of 99% senior first mortgages and over 98% floating rate loans.
•Portfolio has a weighted average stabilized LTV of 63.3%(2), a weighted average yield at origination of LIBOR + 4.11%(3) and a weighted average LIBOR floor on the loans of 1.30%.
•Extended the maturity of the Goldman Sachs repurchase facility to July 2023 and downsized the maximum facility size to $250 million, with an accordion feature to upsize it to $350 million.
•Repurchased in the open market 1.0 million common shares at an average price per share of $13.49.
•Resolved two non-performing loans with an aggregate principal balance of $90.1 million; incurred the $(9.7) million write-off on one of the loans. Two loans with an aggregate principal balance of $168.1 million remain on nonaccrual status.
•On September 30, 2021, settled warrants to purchase approx. 1.06 million shares for a net cash amount of approx. $7.5 million, which resulted in a decrease in book value per common share of approximately $(0.14).

Post Quarter-End Update
•Current forward pipeline of senior CRE loans with total commitments of over $270 million and initial fundings of over $240 million, which have either closed or are in the closing process, subject to fallout.
•On October 4, 2021, settled the remaining warrants to purchase approx. 3.49 million shares for a net cash amount of approx. $24.7 million, which resulted in a decrease in book value per common share of approx. $(0.46). No additional warrants remain outstanding.
•On November 3, 2021 priced GPMT 2021-FL4, a $621 million managed CRE CLO with an initial advance rate of 80.875% and a weighted average interest rate at issuance of LIBOR + 1.68%, before accounting for transaction costs. Upon closing, the Company estimates the percentage of credit non-mark-to-market financing to be over 75% of its total borrowings.
•Since quarter end, funded approx. $14.4 million of principal balance on existing loan commitments.(4)
•Current cash balance of $134.3 million plus approximately $88.9 million of unencumbered senior whole loans available to be pledged to financing facilities, subject to lender approval.(4)

“Granite Point delivered solid operating results including a third consecutive quarter of book value growth,” stated Jack Taylor, Granite Point’s President, Chief Executive Officer and Director. “We expanded our originations by generating $310 million in new loan commitments during the third quarter and a current pipeline of over $270 million. We successfully resolved two watch list loans, we prudently utilized excess liquidity to buy back 1 million common shares at an attractive valuation, and in two transactions, in late September and early October, we elected to use cash to net settle all outstanding warrants to purchase approximately 4.5 million common shares, removing a potential overhang on our market valuation. As recently announced, we have priced our fourth CLO, in an amount of $621 million at a favorable cost of funds, bringing our estimated non-mark-to-market funding to over 75% of total borrowings.”

(1)Please see footnote (1) on page 6 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(2)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(3)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.
(4)As of November 5, 2021.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on November 9, 2021 at 10:00 a.m. ET to discuss third quarter 2021 financial results and related information. To participate in the teleconference, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning November 9, 2021 at 12:00 p.m. ET through November 16, 2021 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10161108. The call will also be archived on the Company’s website in the Investor Relations section under the Events & Presentations link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic, including the ultimate impact of COVID-19 on our business, financial performance and operating results. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued and evolving impact of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2021	December 31, 2020
ASSETS	(unaudited)
Loans held-for-investment	$3,659,691	$3,914,469
Allowance for credit losses	(45,480)	(66,666)
Loans held-for-investment, net	3,614,211	3,847,803
Cash and cash equivalents	154,916	261,419
Restricted cash	20,602	67,774
Accrued interest receivable	9,898	12,388
Other assets	99,563	30,264
Total Assets	$3,899,190	$4,219,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$916,758	$1,708,875
Securitized debt obligations	1,356,429	927,128
Asset-specific financings	44,752	123,091
Term financing facility	127,867	—
Convertible senior notes	272,512	271,250
Senior secured term loan facilities	208,785	206,448
Dividends payable	13,713	25,049
Other liabilities	25,140	22,961
Total Liabilities	2,965,956	3,284,802
Commitments and Contingencies
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 shares issued and outstanding ($1,000,000 liquidation preference)	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 53,789,465 and 55,205,082 shares issued and outstanding, respectively	538	552
Additional paid-in capital	1,037,395	1,058,298
Cumulative earnings	164,055	103,165
Cumulative distributions to stockholders	(269,879)	(228,169)
Total Granite Point Mortgage Trust, Inc. Stockholders’ Equity	932,109	933,846
Non-controlling interests	125	—
Total Equity	$932,234	$933,846
Total Liabilities and Stockholders’ Equity	$3,899,190	$4,219,648

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$48,312	$56,783	$151,701	$180,341
Loans held-for-sale	—	774	—	895
Available-for-sale securities	—	119	—	646
Held-to-maturity securities	—	113	—	659
Cash and cash equivalents	95	57	298	424
Total interest income	48,407	57,846	151,999	182,965
Interest expense:
Repurchase facilities	5,451	12,791	20,449	46,742
Securitized debt obligations	8,777	5,431	20,523	21,367
Convertible senior notes	4,556	4,529	13,618	13,570
Term financing facility	1,453	—	6,208	—
Asset-specific financings	414	901	1,959	2,962
Revolving credit facilities	—	217	—	779
Senior secured term loan facilities	5,654	145	16,587	—
Total interest expense	26,305	24,014	79,344	85,565
Net interest income	22,102	33,832	72,655	97,400
Other income (loss):
Benefit from (provision for) credit losses	5,760	5,300	15,072	(62,241)
Realized losses on sales of loans held-for-sale	—	(10,019)	—	(16,913)
Fee income	—	595	—	1,117
Total other income (loss)	5,760	(4,124)	15,072	(78,037)
Expenses:
Base management fees	—	3,974	—	11,840
Compensation and benefits	5,634	—	16,111	—
Servicing expenses	1,323	914	3,763	3,025
Other operating expenses	2,276	5,808	6,967	24,421
Total expenses	9,233	54,378	26,841	82,968
Income (loss) before income taxes	18,629	(24,670)	60,886	(63,605)
Benefit from income taxes	(1)	(4)	(4)	(15)
Net income (loss)	18,630	(24,666)	60,890	(63,590)
Dividends on preferred stock	25	25	75	75
Net income (loss) attributable to common stockholders	$18,605	$(24,691)	$60,815	$(63,665)
Basic earnings (loss) per weighted average common share	$0.34	$(0.45)	$1.11	$(1.15)
Diluted earnings (loss) per weighted average common share	$0.33	$(0.45)	$1.05	$(1.15)
Dividends declared per common share	$0.25	$0.20	$0.75	$0.20
Weighted average number of shares of common stock outstanding:
Basic	54,453,546	55,205,082	54,864,456	55,140,163
Diluted	56,735,278	55,205,082	70,902,745	55,140,163
Comprehensive income (loss):
Net income (loss) attributable to common stockholders	$18,605	$(24,691)	$60,815	$(63,665)
Other comprehensive income (loss), net of tax:
Comprehensive income (loss)	$18,605	$(24,691)	$60,815	$(63,665)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended September 30, 2021
(unaudited)
Reconciliation of GAAP net income to Distributable Earnings(1):

GAAP net income	$18,605
Adjustments:
(Benefit from) provision for credit losses	(5,760)
Non-cash equity compensation	2,032
Distributable earnings(1) before write-off	$14,877
Write-off of loan held-for-investment	(9,740)
Distributable earnings(1)	$5,137

Distributable earnings(1) before write-off per basic common share	$0.27
Distributable earnings(1) per basic common share	$0.09
Basic weighted average shares outstanding	54,453,546
(1)Beginning with our Annual Report on Form 10-K for the year ended December 31, 2020, and for all subsequent reporting periods ending on or after December 31, 2020, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business.

We use Distributable Earnings to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income (loss) or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the nine months ended September 30, 2021, we recorded a $15.1 million benefit from provision for credit losses, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. During the nine months ended September 30, 2021, we recorded a $9.7 million realized loss on a loan held-for-investment, which has been included in Distributable Earnings, consistent with not collecting all amounts due at the time a loan was repaid pursuant to our existing policy for reporting Distributable Earnings referenced above.

Distributable Earnings does not represent net income (loss) or cash flow from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.